                                                                EXHIBIT 10.20


                    [IBM Credit Corporation letterhead]

August 20, 2002

Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

Attention: Jerome C. Artigliere, Senior Vice President and Chief Operating
           Officer

                            Re: Credit Agreement
                                ----------------

Dear Mr. Artigliere:

     Reference is made to the Third Amended and Restated Term Credit Agreement, dated as of March 1, 2002 (as amended, supplemented or otherwise modified through the date hereof, the ("Credit Agreement"), by and among IBM
                                        ----------------
Credit Corporation ("IBM Credit"), as lender and Digital Angel Share Trust,
                     ----------
as Tranche A Borrower, Applied Digital Solutions, Inc. ("ADS"), as Tranche B
                                                         ---
Borrower, and certain Subsidiaries of ADS, as Loan Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     ADS hereby acknowledges that Defaults exist as a result of the occurrence of each of (i) the failure of Tranche B Borrower to cause the Caledonian Subsidiaries to become parties to the Credit Agreement in compliance with Section 6.25 of the Credit Agreement, (ii) the proceedings initiated by the directors of Caledonian Venture Holdings Limited to liquidate the Caledonian Subsidiaries ((i) and (ii) collectively, the "Caledonian Defaults") and (iii) the failure of each of Tranche B Borrower
 -------------------
and MAS to comply with Section 7.1(B)(i) and (ii), respectively, of the Credit Agreement, for the quarter ended June 30, 2002 (such Defaults, together with the Caledonian Defaults, the "Current Defaults").
                                            ----------------

     ADS has requested that IBM Credit consent to (i) the permanent reduction to $4,000,000 of the outstanding principal amount of the Pledged
Note issued to ADS by C&H Pier and pledged to IBM Credit (the "C&H Pier
                                                               --------
Note"), (ii) the retention by ADS of any Net Cash Proceeds of the C&H Pier
----
Note without further application to the Tranche B Loan so long as no Default or Event of Default exists or is continuing (which has not been waived by IBM Credit) at the time of such payment and (iii) the retention of $1,383,800 of a $2,767,600 payment expected to be made by SysComm (the "SysComm Payment") in respect of the Account owing from SysComm to Tranche B
 ---------------
Borrower arising from the acquisition by SysComm of Info Tech Services, Inc. (the "SysComm Account") so long as no Default or Event of Default exists or
      ---------------
is continuing (which
has not been waived by IBM Credit) at the time of such payment ((i), (ii) and (iii), collectively, the "Repayment Transactions").
                              ---------------------

     IBM Credit hereby agrees to waive the Current Defaults and to consent to the Repayment Transactions in consideration of (i) ADS's agreement to waive the 15-Business Day grace period set forth in Section 8.1(B) of the Credit Agreement in respect of the Caledonian Defaults; (ii) the immediate application to the Tranche B Loan of $1,383,800 of the SysComm Payment upon receipt by ADS; (iii) the issuance to IBM Credit by ADS of additional warrants pursuant to the warrant agreement (the "Additional ADS Warrant
                                                 ----------------------
Agreement") entered into by ADS and IBM Credit on the date hereof, and (iv)
---------
the issuance to IBM Credit by VeriChip Corp. of warrants pursuant to the warrant agreement (the "VeriChip Warrant Agreement") entered into by
                        --------------------------
VeriChip and IBM Credit on the date hereof. The Additional ADS Warrant Agreement provides, among other things, that IBM Credit may purchase 2,894,714 shares of common stock of ADS at a purchase price of $0.15 per share and contains substantially the same terms as the warrant agreement, dated as of April 10, 2001, between IBM Credit and ADS, as amended. The VeriChip Warrant Agreement provides, among other things, that IBM Credit may purchase 1,849,000 shares of common stock of VeriChip Corp. at a purchase price of $0.05 per share and contains substantially the same terms as the warrant agreement, dated as of April 10, 2001, between IBM Credit and ADS, as amended.

     Except as expressly waived or consented to hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The waivers and consents provided for herein are limited to the specific Sections of the Credit Agreement and matters specified herein and shall not constitute an amendment or waiver of, or consent to, or an indication of the Lender's willingness to amend, or waive or consent to, any other provisions of the Credit Agreement or the same Sections for any other date or time period (whether or not such other provisions or compliance with such Sections for another date or time period are affected by the circumstances addressed in this Letter Agreement).

     This Letter Agreement and the waiver and consent set forth herein shall become effective as of the date hereof upon receipt by IBM Credit of a counterpart of each of (i) this Letter Agreement, duly executed by ADS, (ii) the Additional ADS Warrant Agreement, duly executed by ADS, and (iii) the VeriChip Warrant Agreement, duly executed by VeriChip.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Letter Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                                    Sincerely,

                                    IBM CREDIT CORPORATION

                                    By: /s/ Bruce B. Gordon
                                       -------------------------------------
                                        Name: Bruce B. Gordon
                                        Title: Program Manager,
                                               Global Special Handling Group

ACKNOWLEDGED AND ACCEPTED:

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Jerome C. Artigliere
   ------------------------------
   Name: Jerome C. Artigliere
   Title: Chief Operating Officer